Exhibit 99.1

NEWS RELEASE

For information:	John Coulbourn	Will Paget/Nicole Price
	SeaChange International	PagetBaker PR (for On Demand Group)
	+1 978-897-0100 x3098	0044 207 323 6963
	johnc@schange.com	will@pagetbaker.com and nicole@pagetbaker.com

SEACHANGE PURCHASES EUROPEAN CONTENT AGGREGRATOR

London’s On Demand Group Strengthens Comprehensive On-Demand Strategy

MAYNARD, Mass. (Sept. 26, 2005) – SeaChange International, Inc. (Nasdaq: SEAC), one of the world’s leaders in on-demand systems, today announced its acquisition of the remaining 72% of the outstanding capital stock of the On Demand Group Limited (ODG) that it did not previously own. ODG is a London-based aggregator of television content that provides movies and other television programming for on-demand and pay-per-view services throughout Europe, including cable operators ntl and Telewest in the U.K. ODG is also a principal in the recently launched FilmFlex on-demand movie service venture with Sony Pictures and The Walt Disney Company.

SeaChange paid approximately $13.4 million in cash at the closing for the remaining portion of ODG, making it a wholly owned subsidiary of SeaChange. In addition, under earn-out provisions in the purchase agreement, if ODG meets certain annual performance goals over the period through January 31, 2008, SeaChange will pay an additional $9 million (at today’s exchange rate) in contingent consideration, including up to 50% payable in shares of SeaChange Common Stock with the remainder payable in cash. The contingent consideration will be reduced or increased based upon ODG’s actual performance relative to the goals, with the maximum aggregate contingent consideration being approximately $11.4 million. At the time of the transaction the On Demand Group had in excess of $6.0 million cash in its bank account.

“The On Demand Group is a significant addition to SeaChange providing a strategic benefit to our on-demand market offering,” said Bill Styslinger, president and CEO, SeaChange International. “We are pleased to be adding ODG’s experienced management to our global team which will strengthen our presence in Europe and elsewhere. SeaChange and ODG will be able to provide comprehensive content acquisition and brokering services worldwide, making it easier for service providers to offer and expand their video-on-demand services.”

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ODG was formed in 1995 and is privately funded. It is considered a leader in Europe in interactive media service deployment and development, content management and television production. It has provided services in more than 20 countries. In 2002, SeaChange entered into a non-exclusive strategic partnership with ODG to develop video-on-demand opportunities worldwide. ODG has recently worked extensively in supplying a wide range of movies, kids programming, television and music video content and project management services for the successful launch of the ntl on-demand service in January 2005.

In 2004, ODG, Sony Pictures, and the Walt Disney Company founded FilmFlex to provide a high-quality movies on-demand service. Since then, FilmFlex was selected by ntl and Telewest to provide their on-demand films offering, together with systems and software from SeaChange. FilmFlex provides content from the libraries of Sony Pictures Television International, Sony Classics, Walt Disney Television International, Warner Brothers, Pathe, MGM, Dreamworks, Hollywood Pictures, Touchstone Pictures, Miramax Film Corporation, Buena Vista International Inc., Paramount Pictures, Columbia Pictures, TriStar, Icon and other sources. With its acquisition of ODG, SeaChange acquires ODG’s interest in FilmFlex.

“We are delighted with the acquisition by SeaChange because it enables us to offer a completely integrated one-stop solution, from server provision and content acquisition, to service development and operating experience for any cable or telco company internationally that is maximising the triple play opportunity of television, internet access, and telephony,” said Tony Kelly, CEO of the On Demand Group Limited.

ODG has 50 employees, with offices and production facilities in central London. In its fiscal year ended August 31, 2005, it had unaudited revenues of approximately $10.7 million and after tax earnings of approximately $1.4M.

SeaChange Conference Call

SeaChange will discuss this agreement at 2 p.m. EDT, Tuesday, September 27, 2005, during a webcast conference call, which will be available live and archived at www.SeaChange.tv. The call will be accessible live by phone at: (US/Canada) 1-866-322-1550 or (International) +1-706-634-1330. It was also be available by replay for one week at: (US/Canada) 1-800-642-1687 or (International) +1-706-645-9291.

First deployed in 2000 and now supporting over 100 broadband networks delivering video services, SeaChange’s VOD servers and software are the foundation for the majority of commercial on-demand television services around the world. In 2004, the National Television

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Academy awarded the first-ever technology Emmy to SeaChange for accomplishments enabling on-demand’s widespread availability. Additionally, its server systems are supporting the storage and delivery of video content for hundreds of broadcasters, studios and television networks around the world.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected future performance, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation, including the Company’s current patent litigation with C-COR (as successor to nCube Corp.); content providers limiting the scope of content licensed for use in the video- on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including the ON Demand Group Limited; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors That May Affect our Business” in the Company’s Annual Report on Form 10-K filed with the Commission on April 15, 2005. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

About SeaChange

SeaChange International provides digital video systems that are changing television. Its powerful server and software systems enable television operators to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy-winning MediaCluster technology, thousands of SeaChange systems are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.schange.com.

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MediaCluster is a registered trademark of SeaChange International, Inc.